Exhibit 99.1
DELEK US DECLARES QUARTERLY CASH DIVIDEND
FRANKLIN, Tenn. — February 6, 2007 — Delek US Holdings, Inc. (NYSE: DK) today announced that its Board of Directors voted to declare a quarterly cash dividend of $.0375 per share, payable on March 7, 2007, to shareholders of record on February 20, 2007.
          About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply, and retail marketing. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of 394 company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart™, East Coast® and Discount Food Mart™ brand names.
          Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
          Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of refined petroleum products supplied to our pipelines and/or held in our terminals; potential conflicts of interest between Delek US’s major stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.
          Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.
Investor Relations Contact:
Assi Ginzburg
Vice President of Strategic Planning
Delek US Holdings, Inc.
615/224-1179
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